EXHIBIT 10.3
Form Perf Unit-008

Performance Unit Award Agreement under the First Solar, Inc. 2015 Omnibus Incentive Compensation Plan, between First Solar, Inc. (the “Company”), a Delaware corporation, and the individual (the “Participant”) set forth on the Grant Notice which incorporates this Form Perf Unit-008 by reference.

This Performance Share Unit Award Agreement including any addendum or exhibits hereto and the Grant Notice (collectively, this “Award Agreement”) set forth the terms and conditions of an award of Performance Units (this “Award”) that is being granted to the Participant set forth on the Grant Notice on the date set forth in the Grant Notice (such date, the “Grant Date”), under the terms of the First Solar, Inc. 2015 Omnibus Incentive Compensation Plan (the “Plan”) for the number of performance units set forth in the Grant Notice. Each Performance Unit constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to the Participant one share of the common stock of the Company (a “Share”), subject to the all terms and conditions of this Award Agreement, the Grant Notice, and the Plan, including without limitation, THE DISPUTE RESOLUTION PROVISIONS SET FORTH IN SECTION 14 OF THIS AWARD AGREEMENT.

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SECTION 1. The Plan. This Award is made pursuant to the Plan, all the terms of which are hereby incorporated in this Award Agreement. In the event of any conflict between the terms of the Plan, on the one hand, and the terms of this Award Agreement, on the other hand, the terms of the Plan shall govern.

SECTION 2. Definitions. The following terms are defined in this Award Agreement, and shall when capitalized have the meaning ascribed to them in this Award Agreement in the locations set forth below.

Defined Term	Cross-Ref.	Defined Term	Cross-Ref.
“Addendum”	Section 18	“Employer”	Section 6
“Affiliate”	Section 3(a)	“Grant Date”	Paragraph 2
“Award”	Paragraph 2	“Participant”	Paragraph 1
“Award Agreement”	Paragraph 2	“Performance Unit”	Paragraph 2
“Business Day”	Section 15	“Plan”	Paragraph 2
“Committee”	Section 3(a)	“Share”	Paragraph 2
“Company”	Paragraph 1	“Tax-Related Items”	Section 6

Capitalized terms that are not defined in this Award Agreement shall have the meanings used or defined in the Plan or in the Grant Notice.

SECTION 3. Vesting, Forfeiture, and Delivery of Shares.

(a) Vesting. The Grant Notice specifies the Performance-Vesting Conditions required to be attained during the Performance Period for the Performance Units to vest. The Award shall vest on the date the Compensation Committee of the Company’s Board of Directors (the “Committee”) certifies attainment of the Performance-Vesting Conditions set forth in the Grant Notice have been attained provided that the Participant is actively employed by the Company or an Affiliate on the measurement date as of which the Performance-Vesting Conditions are certified or such earlier date set forth in the Grant Notice. For purposes of this Award Agreement, an “Affiliate” of the Company is an individual or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

(b) Forfeiture. Unless the Committee determines otherwise, or unless otherwise provided in the Grant Notice, a written agreement between the Company and the Participant or any other plan, policy or program of the Company then in effect, the Participant’s rights with respect to this Award shall immediately terminate, and the Participant will not be entitled to receive any Shares or any other payments or benefits with respect thereto upon termination of the Participant’s employment or service relationship with the Company and/or its Affiliates for any reason (as further described in Section 8(l) below).

(c) Delivery of Shares. Upon vesting of the Award, the Shares shall be delivered to the Participant in settlement of the vested Performance Units in accordance with the Settlement Section of the Grant Notice.

SECTION 4. Voting Rights; Dividend Equivalents. The Participant shall not be entitled to exercise any voting rights with respect to a Performance Unit and shall not be entitled to receive dividends, dividend equivalents or other distributions with respect to the Shares underlying such Performance Units prior to the date on which the Participant’s rights with respect to the Performance Units have become vested and Shares are delivered to the Participant.

SECTION 5. Non-Transferability of Performance Units. Unless otherwise provided by the Committee in its discretion, Performance Units may not be sold, assigned, alienated, transferred, pledged, attached or otherwise encumbered by the Participant. Any purported sale, assignment, alienation, transfer, pledge, attachment or other encumbrance of a Performance Unit in violation of the provisions of this Section 5 shall be void.

SECTION 6. Responsibility for Taxes.

(a) Regardless of any action the Company or the Participant’s employer, if other than the Company (the “Employer”), takes with respect to any or all federal, state or local income tax, social security contributions, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the Plan that are legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and that such liability may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Units, including, without limitation, the grant, vesting or settlement of the Performance Units, the issuance of Shares on the relevant settlement date, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the Performance Units to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant becomes subject to tax and/or social security contributions in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Prior to any relevant taxable, tax and/or social security contribution withholding event, the Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. The amount of any withholding taxes in respect of the Performance Units shall be satisfied by having the Company withhold from the number of Performance Units payable to the Participant under this Award Agreement and the Grant Notice a number of Shares having a fair market value equal to such required tax withholding obligations. If, for any reason, the Shares that would otherwise be deliverable to the Participant upon settlement of the Performance Units would be insufficient to satisfy the tax withholding obligations, the Company, the Employer and any of their Subsidiaries are authorized to withhold an amount from the Participant’s wages or other compensation sufficient to fully satisfy the tax withholding obligation.

(c) The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum withholding rates, in which case the participant will receive a refund from the Company of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, the Participant is deemed, for tax and/or social security contributions and other purposes, to have been issued the full number of Shares subject to the vested Performance Units, notwithstanding that a number of Shares are held back solely for the purposes of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan.

(d) The Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Participant expressly acknowledges that the delivery of Shares pursuant to Section 3(c) above is conditioned on satisfaction of all Tax-Related Items in accordance with this Section 6, and that the Company may refuse to deliver the Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

SECTION 7. Consents and Legends.

(a) Consents. The Participant’s rights in respect of the Performance Units are conditioned on the receipt to the full satisfaction of the Committee of any required consents that the Committee may determine to be necessary or advisable (including, without limitation, the Participant’s consent to the Company’s supplying to any third-party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan, as may further be described to the extent applicable discussing applicable data privacy considerations in an addendum to this Award Agreement, as described in Section 18).

(b) Legends. The Company may affix to certificates for Shares issued pursuant to this Award Agreement any legend that the Committee determines to be necessary or advisable (including to reflect any restrictions to which the Participant may be subject under any applicable securities laws). The Company may advise the applicable transfer agent to place a stop order against any legended Shares.

SECTION 8. Nature of Award. As a condition to the receipt of this Award, the Participant acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Award Agreement;

(b) this Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future awards of Performance Units, or benefits in lieu of Performance Units, even if Performance Units have been granted repeatedly in the past;

(c) all decisions with respect to future awards of Performance Units, if any, will be at the sole discretion of the Company;

(d) the Participant’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the Participant’s employment relationship at any time;

(e) the Participant’s participation in the Plan is voluntary;

(f) the Performance Units and the Shares subject to the Performance Units are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which are outside the scope of the Participant’s employment agreement, if any, unless such agreement is directly with the Company and specifically provides to the contrary;

(g) the Performance Units and the Shares subject to the Performance Units, and the income and value thereof, are not intended to replace any pension rights or compensation;

(h) the Performance Units and the Shares subject to the Performance Units, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer, or any Affiliate;

(i) this Award and the Participant’s participation in the Plan will not be interpreted to form or amend an employment or service agreement or relationship with the Company or any Affiliate;

(j) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(k) no claim or entitlement to compensation or damages shall arise from forfeiture of the Performance Units resulting from termination of the Participant’s employment or other service relationship by the Company or the Employer (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any);

(l) except as otherwise provided by the Committee or the Grant Notice, in the event of termination of the Participant’s employment or service relationship, the Participant’s right to vest in the Performance Units under the Plan, if any, will terminate effective as of the date the Participant is no longer actively providing services to the Company, the Employer or any Affiliate of the Company (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and unless otherwise expressly provided in this Award Agreement or determined by the Company, the Participant’s right to vest in the Performance Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Performance Units (including whether the Participant may still be considered to be providing services while on a leave of absence);

(m) unless otherwise agreed with the Company, Performance Units and Shares subject to the Performance Units, and the income and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of an Affiliate;

(n) the Performance Units and the benefits under the Plan, if any, will not automatically transfer to a successor company in the case of a Change in Control or a merger, takeover, or transfer of liability of the Employer; and

(o) neither the Company nor the Employer or any Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Award or of any amounts due to the Participant for the settlement of the Performance Units or the subsequent sale of any Shares acquired upon settlement.

SECTION 9. No Advice Regarding Grant. Nothing in this Award Agreement should be viewed as the provision by the Company of any tax, legal, or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares.

The Participant understands and agrees that the Participant should consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action in relation thereto.

SECTION 10. Adjustments. Without limiting Section 4(b) of the Plan, in the event of any change in the outstanding Shares by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, sale by the Company of all or part of its assets, distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event occurring after the Grant Date and prior to the end of the settlement date, that affects the value of the Performance Units or Shares, the number, class and kind of the securities subject to the Performance Units, or the number of Performance Units, or the Performance-Vesting Conditions, as appropriate, shall be adjusted by the Committee to reflect the occurrence of such event.

SECTION 11. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Receipt of this Award is conditioned upon the Participant’s consent to such electronic delivery and the Participant’s agreement to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

SECTION 12. Successors and Assigns of the Company. The terms and conditions of this Award Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

SECTION 13. Committee Discretion. The Committee shall have full and plenary discretion with respect to any actions to be taken or determinations to be made in connection with this Award Agreement, and its determinations shall be final, binding and conclusive.

SECTION 14. Dispute Resolution.

(a) Jurisdiction and Venue. Notwithstanding any provision in any employment agreement between the Participant and the Company or any Affiliate, the Participant and the Company hereby irrevocably submit to the exclusive jurisdiction of (i) the United States District Court for the District of Delaware and (ii) the courts of the State of Delaware for the purposes of any action, suit or other proceeding arising out of this Award Agreement or the Plan. The Participant and the Company agree to commence any such action, suit or proceeding either in the United States District Court for the District of Delaware or, if such action, suit or other proceeding may not be brought in such court for jurisdictional reasons, in the courts of the State of Delaware. The Participant and the Company further agree that service of any process, summons, notice or document by U.S. registered mail (or its equivalent in the Participant’s country of residence) to the applicable address set forth in Section 15 below shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which the Participant has submitted to jurisdiction in this Section 14(a). The Participant and the Company irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Award Agreement or the Plan in (A) the United States District Court for the District of Delaware, or (B) the courts of the State of Delaware, and hereby and thereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Waiver of Jury Trial. Notwithstanding any provision in the Participant’s employment agreement, if any, between the Participant and the Company, the Participant and the Company hereby waive, to the fullest extent permitted by applicable law, any right either may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Award Agreement or the Plan.

(c) Confidentiality. The Participant hereby agrees to keep confidential the existence of, and any information concerning, a dispute described in this Section 14, except that the Participant may disclose information concerning such dispute to the court that is considering such dispute or to the Participant’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

SECTION 15. Notice. All notices, requests, demands and other communications required or permitted to be given under the terms of this Award Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three Business Days after they have been mailed by U.S. registered mail (or its equivalent in the Participant’s country of residence), return receipt requested, postage prepaid, addressed to the other party as set forth below:

If to the Company:	First Solar Inc. 350 W Washington Street, Suite 600 Tempe, AZ 85281 Attention: Stock Plan Administrator

If to the Participant:	To the address most recently supplied to the Company and set forth in the Company’s records

The parties may change the address to which notices under this Award Agreement shall be sent by providing written notice to the other in the manner specified above. For this purpose, “Business Day” means a day that is not a Saturday, a Sunday or a day on which banking institutions are legally permitted to be closed in Phoenix, Arizona, U.S.

SECTION 16. Governing Law. This Award Agreement shall be deemed to be made in the State of Delaware, and the validity, construction and effect of this Award Agreement in all respects shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

SECTION 17. Headings. Headings are given to the Sections and subsections of this Award Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Award Agreement or any provision thereof.

SECTION 18. Country-Specific or Other Addenda.

(a) Notwithstanding any provisions in this Award Agreement or the Plan, this Award shall be subject to such special terms and conditions set forth in any Addendum attached hereto (“Addendum”) or as may later become applicable, as described herein.

(b) If the Participant becomes subject to the laws of a jurisdiction to which an Addendum applies, the special terms and conditions for such jurisdiction will apply to this Award to the extent the Committee determines that the application of such terms and conditions is necessary or advisable to comply with local laws or to facilitate the administration of the Plan; provided the imposition of the term or condition will not result in any adverse accounting expense with respect to the Award.

(c) Any Addendum attached hereto shall be considered a part of this Award Agreement.

SECTION 19. Severability. The provisions of this Award Agreement are severable, and, if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions nevertheless shall be binding and enforceable.

SECTION 20. Amendment of this Award Agreement. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Award Agreement prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the Participant’s rights under this Award Agreement shall not, to the extent of such impairment, be effective without the Participant’s consent (it being understood, notwithstanding the foregoing proviso, that this Award Agreement and the Performance Units shall be subject to the provisions of Section 7(c) of the Plan).

SECTION 21. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Performance Units and on any Shares acquired under this Award, to the extent that the Company determines it is necessary or advisable to comply with local law or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

SECTION 22. Award Conditioned On Terms and Conditions for Performance Units. As a condition to receipt of this Award, the Participant confirms that he/she has read and understood the documents relating to this Award (i.e., the Plan, this Award Agreement, including any Addendum) and accepts the terms of those documents accordingly.

SECTION 23. Counterparts. Where signature of this Award Agreement is contemplated in the Grant Notice or any Addendum, this Award Agreement may be signed in counterparts, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 24. Code Section 409A. The vesting and settlement of Performance Units awarded pursuant to this Award Agreement are intended to either qualify for the “short-term deferral” exemption from Section 409A of the Code or to comply with Section 409A of the Code, as applicable, and the provisions of this Award Agreement will be interpreted, operated, and administered in a manner consistent with these intentions. Anything to the contrary in the Plan or this Award Agreement requiring the consent of the Participant notwithstanding, the Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Award Agreement to ensure that the Performance Units qualify for exemption from or comply with Section 409A of the Code; provided, however, that the Company makes no representations that the Performance Units will be exempt from or comply with Section 409A of the Code, and makes no undertaking to preclude Section 409A of the Code from applying to the Performance Units, and the Company will have no liability to the Participant or any other party if a payment under this Award Agreement that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto. Notwithstanding anything to the contrary in the Plan, this Award Agreement or the Grant Notice, to the extent that the Participant is a “specified employee” (within the meaning of the Company’s established methodology for determining “specified employees” for purposes of Section 409A of the Code), payment or distribution of any amounts with respect to the Performance Units that are subject to Section 409A of the Code will be made as soon as practicable following the first business day of the seventh month following the Participant’s “separation from service” (within the meaning of Section 409A of the Code) from the Company and its Affiliates, or, if earlier, the date of the Participant’s death.

SECTION 25. Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of the Award Agreement shall not operate or be considered as a waiver of any other provision of the Award Agreement, or of any subsequent breach by the Participant or any other participant.

SECTION 26. Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that the Participant may be subject to insider trading restrictions and/or market abuse laws that may affect his or her ability to acquire or sell the Shares or rights to the Shares issued in settlement of the Performance Units during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the applicable laws in the Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Participant should consult his or her personal advisor on this matter.

SECTION 27. Foreign Asset/Account, Exchange Control and Tax Reporting. The Participant acknowledges that the Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash (including dividends and the proceeds arising from the sale of Shares) derived from his or her participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside the Participant’s country. The applicable laws of the Participant’s country may require that the Participant report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. The Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult his or her personal legal advisor on this matter.

SECTION 28. Entire Agreement. This Award Agreement (including any addenda), the Grant Notice and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto.

ADDENDUM

ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO

AWARD AGREEMENT (PERF UNIT-008)

TERMS AND CONDITIONS

This Addendum, which is part of the Award Agreement, includes additional terms and conditions that govern the Award and that will apply to the Participant if he or she resides in one of the countries listed below. Capitalized terms that are not defined in this Addendum shall have the meanings used or defined in the Award Agreement or the Plan.

NOTIFICATIONS

This Addendum also includes information regarding securities, exchange control and certain other issues of which the Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the countries set forth below as of August 2017. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely solely on this Addendum for information relating to the consequences of participating in the Plan because such information may be outdated when the Participant’s Performance Units vest and/or the Participant sells any Shares acquired on a settlement date.

In addition, the information set forth in this Addendum is general in nature and may not apply to the Participant’s particular situation. As a result, the Company is not in a position to assure the Participant of any particular result. The Participant therefore should seek appropriate professional advice as to the application of relevant laws in the Participant’s country to the Participant’s particular situation.

Finally, if the Participant is a citizen or resident of a country other than the one in which he or she currently is working, or transfers to a different country after the Grant Date, the information set forth in this Addendum may not apply to the Participant.

ALL COUNTRIES OUTSIDE THE U.S.

Data Privacy.

(a) The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data set forth in this Award Agreement and any other Award grant materials by and among, as applicable, the Employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

(b) The Participant understands that the Company and the Employer may hold certain personal information about him/her, including, without limitation, the Participant’s name, home address, email address, and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

(c) The Participant understands that Data will be transferred to E*Trade Financial (or one of its affiliates) or such other stock plan service provider as may be selected by the Committee in the future (any such entity, “Broker”), which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the

Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the Company, the Broker and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the participation of the Participant and other participants in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that he/she may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative or the Company’s Stock Plan Administrator. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her employment status or service with the Employer will not be adversely affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant Performance Units or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent will not adversely affect the Participant’s employment status or service with the Employer; the only consequence of refusing or withdrawing consent is it affects the Participant’s ability to participate in the Plan. For more information on the consequences of a refusal to consent or withdrawal of consent, the Participant may contact his/her local human resources representative or the Company’s Stock Plan Administrator.

Language. If the Participant receives the Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

AUSTRALIA

TERMS AND CONDITIONS

Australian Offer Document. The Participant’s right to participate in the Plan, vest in the Performance Units, and receive the Shares underlying the Performance Units granted under the Plan is subject to the terms and conditions stated in the Plan, the Australian Offer Document, the Award Agreement and this Addendum, all of which are intended to comply with the provisions of the Australian Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/1000.

Performance Units Payable in Shares Only. Notwithstanding any discretion in the Plan, due to securities law considerations in Australia, the Performance Units will be settled in Shares only. The Performance Units do not provide any right for the Participant to receive a cash payment.

Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).

NOTIFICATIONS

Exchange Control Notification. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. If there is an Australian bank assisting with the transaction, the Australian bank will file the report for the Participant. If there is no Australian bank involved in the transaction, the Participant must file the report.

BELGIUM

NOTIFICATIONS

Tax Reporting Notification. The Participant must report any taxable income attributable to the Performance Units on the Participant’s annual tax return.

Foreign Asset/Account Reporting Notification. The Participant must report securities held (including Shares) or any bank or brokerage accounts opened and maintained outside Belgium on the Participant’s annual tax return. In a separate report, the Participant is required to report to the National Bank of Belgium the details of such accounts opened and maintained outside Belgium. This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.

Stock Exchange Tax. From January 1, 2017, a stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax will likely apply when Shares acquired upon vesting of the Performance Units are sold. The Participant should consult with his or her personal tax advisor for additional details on his or her obligations with respect to the stock exchange tax.

BRAZIL

TERMS AND CONDITIONS

Compliance with Law. By accepting the Award, the Participant agrees to comply with applicable Brazilian laws and pay any and all applicable taxes associated with the issuance of Shares upon vesting of the Performance Units, the subsequent sale of Shares issued in settlement of the Performance Units, and the receipt of any dividends.

Labor Law Acknowledgement. By accepting the Award, the Participant agrees that he or she is (i) making an investment decision, (ii) the Shares will be issued to the Participant only if the vesting conditions are met, and (iii) the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to the Participant.

NOTIFICATIONS

Foreign Asset/Account Reporting Notification. If the Participant holds assets and rights outside Brazil with an aggregate value exceeding US$100,000, the Participant will be required to prepare and submit to the Central Bank of Brazil an annual declaration of such assets and rights, including: (i) bank deposits; (ii) loans; (iii) financing transactions; (iv) leases; (v) direct investments; (vi) portfolio investments, including Shares acquired under the Plan; (vii) financial derivatives investments; and (viii) other investments, including real estate and other assets. In addition, if the Participant holds such assets and rights outside Brazil with an aggregate value exceeding US$100,000,000, then quarterly reporting to the Central Bank of Brazil is required.

Please note that foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil. Individuals holding assets and rights outside Brazil valued at less than US$100,000 are not required to submit a declaration. Please note that the US$100,000 threshold may be changed annually.

Tax on Financial Transaction (“IOF”). Cross-border financial transactions relating to Performance Units may be subject to the IOF (tax on financial transactions). The Participant should consult with his or her personal tax advisor for additional details.

CANADA

TERMS AND CONDITIONS

Performance Units Payable in Shares Only. Notwithstanding any discretion in the Plan, due to securities law considerations in Canada, the Performance Units will be settled in Shares only. The Performance Units do not provide any right for the Participant to receive a cash payment.

Termination of Employment. The following provision replaces Section 8(l) of the Award Agreement:

Except as otherwise provided by the Committee or the Grant Notice, in the event of termination of the Participant’s employment (regardless of the reason for such termination and whether or not later found invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), the Participant’s right to vest in the Performance Units under the Plan, if any, will terminate effective as of the date that is the earlier of (i) the date on which the Participant’s employment is terminated by the Company or the Employer, (ii) the date on which the Participant receives a notice of termination of employment from the Company or the Employer, or (iii) the date on which the Participant is no longer providing active services to the Company or Employer, regardless of any notice period or period of pay in lieu of such notice required under local law; the Committee shall have the exclusive discretion to determine when the Participant is no longer employed for purposes of the Performance Units (including whether the Participant may still be considered to be providing services while on a leave of absence).

The following terms and conditions apply if the Participant is in Quebec:

Authorization to Release and Transfer Necessary Personal Information. The following provision supplements the “Data Privacy” provision set forth above in this Addendum:

The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company and/or any Affiliate to disclose and discuss the Plan with their advisors. The Participant further authorizes the Company and any Affiliate to record and keep such information in the Participant’s employment file.

French Language Acknowledgment. The following provision supplements the “Language” provision set forth above in this Addendum:

The parties acknowledge that it is their express wish that this Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or directly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

NOTIFICATIONS

Securities Law Notification. The Participant will not be permitted to sell or otherwise dispose of the Shares acquired under the Plan within Canada. The Participant will be permitted to sell or dispose of any Shares only if such sale or disposal takes place outside Canada through the facilities of the stock exchange on which the Shares are traded.

Foreign Asset/Account Reporting Notification. If the total cost of the Participant’s foreign property (including cash held outside Canada and Performance Units and Shares acquired under the Plan) exceeds C$100,000 at any time during the year, the Participant must report all of his or her foreign property on Form T1135 (Foreign Income Verification Statement). Thus, unvested Performance Units must be reported (generally at a nil cost) if the C$100,000 cost threshold is exceeded by other foreign property the Participant holds. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB typically equals the fair market value of the Shares at the time of acquisition, but if the Participant owns other Shares, the ACB may have to be averaged with the ACB of the other Shares. The Participant should consult with his or her personal tax advisor to ensure compliance with any reporting requirements.

CHILE

NOTIFICATIONS

Securities Law Notification. This grant of Performance Units constitutes a private offering of securities in Chile effective as of the Grant Date. This offer of Performance Units is made subject to general ruling n° 336 of the Chilean Superintendence of Securities and Insurance (“SVS”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the SVS, and, therefore, such securities are not subject to oversight of the SVS.  Given that the Performance Units are not registered in Chile, the Company is not required to provide public information about the Performance Units or the Shares in Chile. Unless the Performance Units and/or the Shares are registered with the SVS, a public offering of such securities cannot be made in Chile.

Esta Oferta de Performance Units constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Oferta. Esta oferta de Performance Units se acoge a las disposiciones de la Norma de Carácter General Nº 336 (“NCG 336”) de la Superintendencia de Valores y Seguros de Chile (“SVS”).  Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la SVS, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse de valores no inscritos en Chile no existe la obligación por parte de la Compañía de entregar en Chile información pública respecto de los mismos. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.

Exchange Control Notification. The Participant is not required to repatriate funds obtained from the sale of Shares or the receipt of any dividends. However, if the Participant decides to repatriate such funds, the Participant must do so through the Formal Exchange Market (“Mercado Cambiario Formal”) if the amount of the funds exceeds US$10,000. In such case, the Participant must report the payment to a commercial bank or registered foreign exchange office receiving the funds.

If the Participant’s aggregate investments held outside Chile meets or exceeds US$5,000,000 (including the investments made under the Plan), the Participant must report the investments annually to the Central Bank (“Banco Central de Chile”), no later than 60 calendar days following the closing of the month of December. Annex 3.1 of Chapter XII of the Foreign Exchange Regulations must be used to file this report.

Please note that exchange control regulations in Chile are subject to change. The Participant should consult with his or her personal legal advisor regarding any exchange control obligations that the Participant may have prior to the vesting of the Performance Units.

Annual Tax Reporting Obligation. The Chilean Internal Revenue Service (“CIRS”) requires Chilean residents to report the details of their foreign investments on an annual basis. Foreign investments include Shares acquired under the Plan. Further, if the Participant wishes to receive a credit against his or her Chilean income taxes for any taxes paid abroad, the Participant must also report the payment of taxes abroad to the CIRS. These reports must be submitted electronically through the CIRS website at www.sii.cl in accordance with applicable deadlines. In addition, Shares acquired upon settlement of the Performance Units must be registered with the CIRS’s Foreign Investment Registry. The Participant should consult with his or her personal legal and tax advisors to ensure compliance with applicable requirements.

FRANCE

TERMS AND CONDITIONS

Performance Units Not Tax-Qualified. The Participant understands that the Performance Units are not intended to be French tax-qualified pursuant to Section L. 225-197 1 to L. 225-197 6 of the French Commercial Code, as amended.

Language Consent. By accepting the Performance Units, the Participant confirms having read and understood the Plan and the Award Agreement, including all terms and conditions included therein, which were provided in the English language. The Participant accepts the terms of those documents accordingly.

En acceptant ces <<Performance Units>>, le Participant confirme avoir lu et compris le Plan et le convention, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.

NOTIFICATIONS

Foreign Asset/Account Reporting Notification. If the Participant holds securities (e.g., Shares) or maintains a foreign bank account, this must be reported to the French tax authorities when filing his or her annual tax return, whether such accounts are open, current or closed. Failure to comply could trigger significant penalties. The Participant should consult with his or her personal tax advisor to ensure compliance with applicable reporting obligations.

GERMANY

NOTIFICATIONS

Exchange Control Notification. Cross-border payments in connection with the sale of securities or any dividends received in relation to Shares in excess of €12,500 must be reported monthly to the German Federal Bank. The Participant is responsible for satisfying the reporting obligation and must file the report electronically by the fifth day of the month following the month in which the payment is made. A copy of the form can be accessed via the German Federal Bank’s website at www.bundesbank.de and is available in both German and English. No report is required for payments less than €12,500.

HONDURAS

There are no country-specific provisions.

INDIA

NOTIFICATIONS

Exchange Control Notification. The Participant understands that the Performance Units are subject to compliance with the exchange control requirements of the Reserve Bank of India. The Participant understands that he or she must repatriate and convert the proceeds into local currency from the sale of Shares acquired under the Plan within ninety (90) days of receipt and any proceeds from dividends paid on Shares held within one-hundred eighty (180) days of receipt, or within other such period of time as may be required under applicable regulations. The Participant will receive a foreign inward remittance certificate (“FIRC”) from the bank where the Participant deposits the foreign currency. The Participant should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. The Participant should consult with his or her personal legal advisor to ensure compliance with the applicable requirements.

Foreign Asset/Account Reporting Notification.   The Participant is required to declare any foreign bank accounts and foreign financial assets (including Shares held outside India) in the Participant’s annual tax return.  It is the Participant’s responsibility to comply with this reporting obligation and the Participant should consult with his or her personal tax advisor in this regard.

INDONESIA

NOTIFICATIONS

Exchange Control Notification. Indonesian residents are obligated to provide Bank Indonesia with information on foreign exchange activities via a monthly report. Repatriation of proceeds from the sale of Shares or dividends back to Indonesia will trigger the reporting requirement. The report should be submitted online through Bank Indonesia’s website no later than the 15th day of the month following the month in which the activity occurred.

In addition, if proceeds from the sale of Shares or dividends are repatriated to Indonesia, the Indonesian bank handling the transaction is responsible for submitting a report to Bank Indonesia. The Participant should be prepared to provide information, data and/or supporting documents upon request from the bank for purposes of preparing the report.

JAPAN

NOTIFICATIONS

Foreign Asset/Account Reporting Notification. The Participant is required to report details of any assets held outside Japan as of December 31, including Shares, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due from the Participant by March 15 each year. The Participant is responsible for complying with this reporting obligation and should confer with his or her personal tax advisor as to whether the Participant will be required to report the details of Performance Units or Shares he or she holds.

JORDAN

There are no country-specific provisions.

MALAYSIA

TERMS AND CONDITIONS

Data Privacy. The following provision replaces the “Data Privacy” provision set forth above in this Addendum:

The Participant hereby explicitly, voluntarily and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in the Award Agreement and any other Plan participation materials by and among, as applicable, the Company, the Employer and any other Affiliate or any third parties authorized by same in assisting in the implementation, administration and management of the Participant’s participation in the Plan.

The Participant may have previously provided the Company and the Employer with, and the Company

Peserta dengan ini secara jelas, secara sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadinya seperti yang dinyatakan dalam Perjanjian ini dan apa-apa bahan penyertaan Pelan  oleh dan di antara, sebagaimana yang berkenaan, Syarikat, Penerima Perkhidmatan dan mana-mana Syarikat Induk atau Anak Syarikat lain atau mana-mana pihak ketiga yang diberi kuasa oleh yang sama untuk membantu dalam pelaksanaan, pentadbiran dan pengurusan penyertaan Pesertadalam Pelan tersebut.

and the Employer may hold, certain personal information about the Participant, including, but not limited to, his or her name, home address, email address, and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, the fact and conditions of the Participant’s participation in the Plan, details of all Performance Units or any other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
The Participant also authorizes any transfer of Data, as may be required, to such stock plan service provider as may be selected by the Company from time to time, which is assisting the Company with the implementation, administration and management of the Plan and/or with whom any Shares acquired upon vesting of the Performance Units are deposited.  The Participant acknowledges that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections to the Participant’s country, which may not give the same level of protection to Data.  The Participant understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting his or her local human resources representative. The Participant authorizes the Company, the stock plan service provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Participant’s participation in the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing his or her local human resources representative, whose contact details are:
No 8, Jalan Hi-Tech 3/3
Zon Indusrtri Fasa 3, Kulim Hi Tech Park
09000, Kulim, Kedah Darul Aman Malaysia
Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis.  If the Participant does not consent, or if the Participant later seeks to revoke the consent, his or her status and career with the Company and the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the consent is that the Company would not be able to

Sebelum ini, Pesertamungkin telah membekalkan Syarikat dan Penerima Perkhidmatan dengan, dan Syarikat dan Majikan mungkin memegang, maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, namanya , alamat rumah dan nombor telefon, alamat emel, tarikh lahir, insurans sosia, nombor pasport atau pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer dalam saham atau jawatan pengarah yang dipegang dalam Syarikat, fakta dan syarat-syarat penyertaan Peserta dalam Pelan, butir-butir semua opsyenatau apa-apa hak lain untuk syer dalam saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun bagi faedah Peserta (“Data”), untuk tujuan yang eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut.
Peserta juga memberi kuasa untuk membuat apa-apa pemindahan Data, sebagaimana yang diperlukan, kepada pembekal perkhidmatan pelan saham sebagaimana yang dipilih oleh Syarikatdari semasa ke semasa, yang membantu Syarikat dalam pelaksanaan, pentadbiran dan pengurusan Pelandan/atau dengan sesiapa yang mendepositkan Saham yang diperolehi melalui pelaksanaan Opsyen ini. Peserta mengakui bahawa penerima-penerima ini mungkin berada di negara Peserta atau di tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negaraPeserta, yang mungkin tidak boleh memberi tahap perlindungan yang sama kepada Data. Peserta faham bahawa dia boleh meminta senarai nama dan alamat mana-mana penerima Data dengan menghubungi wakil sumber manusia tempatannya. Peserta memberi kuasa kepada Syarikat, pembekal perkhidmatan pelan saham dan mana-mana penerima lain yang mungkin membantu Syarikat (masa sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan tersebut. Peserta faham bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaannya dalam Pelan tersebut. Peserta faham bahawa dia boleh, pada bila-bila masa, melihat data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia di lokasi masing-masing, di mana butir-butir hubungannya adalah:
No 8, Jalan Hi-Tech 3/3
Zon Indusrtri Fasa 3, Kulim Hi Tech Park
09000, Kulim, Kedah Darul Aman Malaysia
Selanjutnya, Peserta memahami bahawa dia

grant future Performance Units or other equity awards to the Participant or administer or maintain such awards.  Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of the refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

memberikan persetujuan di sini secara sukarela. Jika Peserta tidak bersetuju, atau jika Peserta kemudian membatalkan persetujuannya , status sebagai Pemberi Perkhidmatan dan kerjayanya dengan Penerima Perkhidmatan tidak akan terjejas; satunya akibat buruk jika dia tidak bersetuju atau menarik balik persetujuannya adalah bahawa Syarikat tidak akan dapat memberikan opsyen pada masa depan atau anugerah ekuiti lain kepada Peserta atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, Peserta faham bahawa keengganan atau penarikan balik persetujuannya boleh menjejaskan keupayaannya untuk mengambil bahagian dalam Pelan tersebut. Untuk maklumat lanjut mengenai akibat keengganannya untuk memberikan keizinan atau penarikan balik keizinan,Peserta fahami bahawa dia boleh menghubungi wakil sumber manusia tempatannya .

Director Notification Obligation. If the Participant is a director of an Affiliate, the Participant is subject to certain notification requirements under the Malaysian Companies Act, 1965. Among these requirements is an obligation on the Participant’s part to notify the Malaysian Affiliate in writing when the Participant acquires an interest (e.g., Performance Units or Shares) in the Company or any related companies. In addition, the Participant must notify the Malaysian Affiliate when the Participant sells Shares (including Shares acquired under the Plan) or the shares of any related company. These notifications must be made within 14 days of acquiring or disposing of any interest in the Company or any related company.

MEXICO

TERMS AND CONDITIONS

Labor Law Acknowledgment. By accepting the Award, the Participant acknowledges that he or she understands and agrees that: (a) the Performance Units are not related to the salary and other contractual benefits provided to the Participant by the Employer; and (b) any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment.

Policy Statement. The invitation the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability to the Participant.

The Company, with registered offices at 350 West Washington Street, Suite 600, Tempe, Arizona 85281, United States of America is solely responsible for the administration of the Plan and participation in the Plan or the acquisition of Shares does not, in any way, establish an employment relationship between the Participant and the Company since the Participant is participating in the Plan on a wholly commercial basis and the sole employer is a Mexican legal entity that employs the Participant and to which he/she is subordinated, nor does it establish any rights between the Participant and the Employer.

Plan Document Acknowledgment. By accepting the Award, the Participant acknowledges that he or she has received a copy of the Plan, has reviewed the Plan and the Award Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Award Agreement.

The Participant further acknowledges that having read and specifically and expressly approved the terms and conditions in the Section 8 of the Award Agreement, in which the following is clearly described and established: (a) participation in the Plan does not constitute an acquired right; (b) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (c) participation in the Plan is voluntary; and (d) the Company and its Affiliates are not responsible for any decrease in the value of the Shares underlying the Performance Units.

Finally, the Participant does not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of participation in the Plan and the Participant therefore grants a full and broad release to the Employer and the Company (including its Affiliates) with respect to any claim that may arise under the Plan.

Spanish Translation

Reconocimiento de la Ley Laboral. Al aceptar el Otorgamiento, el Beneficiario reconoce y acepta que: (a) las Unidades no se encuentran relacionadas con su salario ni con otras prestaciones contractuales concedidas por parte del Patrón; y (b) cualquier modificación del Plan o su terminación no constituye un cambio o impedimento de los términos y condiciones del empleo del Beneficiario.

Declaración de la Política. La invitación que hace la Compañía bajo el Plan es unilateral y discrecional, por lo que la Compañía se reserva el derecho absoluto de modificar e interrumpir el mismo en cualquier tiempo, sin ninguna responsabilidad para el Beneficiario.

La Compañía, con oficinas ubicadas en 350 West Washington Street, Suite 600, Tempe, Arizona 85281, United States of America, es la única responsable por la administración y la participación en el Plan, así como de la adquisición de acciones, por lo que de ninguna manera podrá establecerse una relación de trabajo entre el Beneficiario y la Compañía, ya que el Beneficiario participa únicamente en de forma comercial y que su único Patrón es una empresa legal Mexicana a quien se encuentra subordinado; la participación en el Plan tampoco genera ningún derecho entre el Beneficiario y el Patrón.

Reconocimiento del Plan de Documentos. Al aceptar el Otorgamiento, el Beneficiario reconoce que ha recibido una copia del Plan, que lo ha revisado junto con el Convenio, y que ha entendido y aceptado completamente las disposiciones contenidas en el Plan y en el Convenio.

Adicionalmente, al firmar el presente documento, el Beneficiario reconoce que ha leído y aprobado de manera expresa y específica los términos y condiciones contenidos en el apartado 8 del Convenio, el cual claramente establece y describe: (a) que la participación en el Plan no constituye un derecho adquirido; (b) que el Plan y la participación en el mismo es ofrecido por la Compañía en forma totalmente discrecional; (c) que la participación en el Plan es voluntaria; y (d) que la Compañía, así como sus Afiliadas, no son responsables por cualquier detrimento en el valor de las acciones que integran las Unidades.

Finalmente, el Beneficiario acepta no reservarse ninguna acción o derecho para interponer una demanda en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de su participación en el Plan y en consecuencia, otorga al Patrón el más amplio y completo finiquito que en derecho proceda, así como a la Compañía y sus Afiliadas, respecto a cualquier demanda que pudiera originarse derivada del Plan.

NETHERLANDS

TERMS AND CONDITIONS

Labor Law Acknowledgment. By accepting the Performance Unit, the Participant acknowledges that: (i) the Performance Unit is intended as an incentive to remain employed with the Employer and is not intended as remuneration for labor performed; and (ii) the Performance Unit is not intended to replace any pension rights or compensation.

PHILIPPINES

NOTIFICATIONS

Securities Law Information. This offering is subject to exemption from the requirements of securities registration with the Philippines Securities and Exchange Commission, under Section 10.1 (k) of the Philippine Securities Regulation Code. Section 10.1(k) of the Philippine Securities Regulation Code provides as follows:

“Section 10.1 Exempt Transactions - The requirement of registration under Subsection 8.1 shall not apply to the sale of any security in any of the following section;

[. . .]

“(k) The sale of securities by an issuer to fewer than twenty (20) persons in the Philippines during any twelve-month period.”

THE SECURITIES BEING OFFERED OR SOLD HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES REGULATION CODE. ANY FURTHER OFFER OR SALE THEREOF IS SUBJECT TO REGISTRATION REQUIREMENTS UNDER THE CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION.

The Participant acknowledges he or she is permitted to dispose or sell Shares acquired under the Plan provided the offer and resale of the Shares takes place outside the Philippines through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the NASDAQ Global Select Market in the United States of America.

SINGAPORE

NOTIFICATIONS

Securities Law Notification. The Performance Units are being granted to the Participant pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that such Performance Unit grant is subject to section 257 of the SFA and the Participant will not be able to make any subsequent sale in Singapore, or any offer of such subsequent sale of the Shares underlying the Award, unless such sale or offer in Singapore is made (i) more thansix months from the Grant Date, (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or (iii) pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. The Shares are currently traded on the NASDAQ Global Select Market, which is located outside Singapore, and Shares acquired under the Plan may be sold through this exchange.

Chief Executive Officer/Director Notification Requirement. If the Participant is a Chief Executive Officer (“CEO”) director, associate director or shadow director of a Singaporean Affiliate, the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Affiliate in writing of an interest (e.g., unvested Performance Units, Shares, etc.) in the Company or any Affiliate within two (2) business days of (i) its acquisition or disposal, (ii) any change in previously disclosed interest (e.g., when Shares acquired at vesting are sold), or (iii) becoming the CEO or a director, associate director or shadow director.

THAILAND

NOTIFICATIONS

Exchange Control Notification. Thai resident Participants realizing US$50,000 or more in a single transaction from the sale of Shares issued to the Participant following the vesting and settlement of the Performance Units must repatriate the proceeds to Thailand and then convert such proceeds to Thai Baht or deposit the proceeds into a foreign currency account opened with any commercial bank in Thailand within 360 days of repatriation. If the amount of the Participant’s proceeds is US$50,000 or more, the Participant must specifically report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form. If the Participant fails to comply with these obligations, the Participant may be subject to penalties assessed by the Bank of Thailand. The Participant should consult his or her personal advisor before taking action with respect to the remittance of proceeds from the sale of Shares into Thailand. The Participant is responsible for ensuring compliance with all exchange control laws in Thailand.

TURKEY

NOTIFICATIONS

Securities Law Notification. Under Turkish law, the Participant is not permitted to sell any Shares acquired under the Plan in Turkey.  The Shares are currently traded on the NASDAQ Global Select Market, which is located outside Turkey, under the ticker symbol “FSLR” and the Shares may be sold through this exchange.

Exchange Control Notification. Turkish residents are permitted to purchase and sell securities or derivatives traded on exchanges abroad only through a financial intermediary licensed in Turkey. Therefore, the Participant may be required to appoint a Turkish broker to assist the Participant with the sale of the Shares acquired under the Plan. The Participant should consult his or her personal legal advisor before selling any Shares acquired under the Plan to confirm the applicability of this requirement to the Participant.

UNITED ARAB EMIRATES (“UAE”)

NOTIFICATIONS

Securities Law Notification. The Performance Units are available only for select employees of the Company and its Affiliates and is in the nature of providing employee incentives in the UAE. This Award Agreement, the Addendum, the Plan and other incidental communication materials are intended for distribution only to eligible employees for the purposes of an employee compensation or reward scheme, and must not be delivered to, or relied on, by any other person.

The Dubai Creative Clusters Authority, Emirates Securities and Commodities Authority and/or the Central Bank of the United Arab Emirates have no responsibility for reviewing or verifying any documents in connection with the Performance Units or this Award Agreement. Further, neither the Ministry of Economy nor the Dubai Department of Economic Development have approved this Award Agreement nor taken steps to verify the information set out in it, and have no responsibility for it.

The securities to which this Award Agreement relates may be illiquid and/or subject to restrictions on their resale. Individuals should conduct their own due diligence on the securities.

Residents of the UAE who do not understand or have questions regarding this Award Agreement, the Addendum or the Plan should consult an authorized financial adviser.